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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                         Date of Report: May 23, 1997


                   PRINCETON DENTAL MANAGEMENT CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


DELAWARE                          0-20222                   36-3484607
(State or Other                   (Commission               (IRS Employer
Jurisdiction of                   File Number)              Identification No.)
Incorporation)





                 7421 WEST 100TH PLACE, BRIDGEVIEW, IL 60455
                   (Address of Principal Executive Offices)

                                (708) 974-4000
             (Registrant's Telephone Number, including Area Code)


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                   PRINCETON DENTAL MANAGEMENT CORPORATION


Item 2. Acquisition/Disposition of Assets.

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     Effective as of May 20, 1997, PDMC has sold the assets comprising the
Century Dental Center to Valley Forge Dental Associates, P.C. The Century Dental practice, with 1996 revenues of approximately $965,000, represented approximately 5.3% of the total revenue of PDMC. The Century practice was sold for $585,000. The sales price includes $235,000 in cash, $140,000 in contingency payments, a $30,000 note receivable, and forgiveness of debt of approximately $180,000. This sale results in a net gain of $210,000.

Item 5. Other Events

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     1.  The Company has entered into a settlement with Henry Schein Inc.
("Schein"), the Company's largest supplier, and expects to resume its relationship with Schein on mutually advantageous terms. The Company had previously reported that Schein had discontinued shipping supplies and providing services until a plan was put into place to reduce outstanding balances.

     2. The Company has been advised by the NASDAQ Stock Market, Inc. that it is presently not in compliance with the NASDAQ listing requirements with respect to minimum capital and surplus requirements. The Company has been advised that, absent acceptable evidence of such compliance or an acceptable plan of compliance, the Company could be delisted from the NASDAQ SmallCap Market effective as of June 3, 1997.

     3. The Company intends to promptly present a plan of compliance to the NASDAQ Stock Market, Inc. in this regard, but the Company can make no assurances with respect to its continued listing on the NASDAQ SmallCap Market.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 23, 1997.

PRINCETON DENTAL MANAGEMENT CORPORATION




By:  /s/ Frank Leonard Laport
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     Frank Leonard Laport,
     Chief Executive Officer